UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 31, 2014

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (949) 382-7800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On July 31, 2014, The New Home Company Inc., a Delaware corporation (the “Company”), entered into a joint venture agreement (the "Agreement") with Tricon Capital Group Inc. (“Tricon”) for the planned acquisition and development of Arantine Hills, a 276-acre master planned community site in Corona, California, for approximately $74 million, which site has the capacity for over 1,300 homes. The acquisition of the property is expected to occur in December 2014. One of the Company’s directors, David Berman, is Chairman and Chief Executive Officer of Tricon, and Tricon owns approximately 11.7% of the Company’s outstanding shares of common stock.

Among other things, the Agreement provides for a contribution of approximately $6 million by the Company during the term of the Agreement, representing an approximate 5% equity interest in the joint venture.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2014

The New Home Company Inc.

	By:	/s/ Wayne Stelmar
Wayne Stelmar, Chief Financial Officer, Secretary and Director